Exhibit 99.3

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Unaudited Condensed Consolidated Balance Sheets

January 23, 2009 and January 25, 2008

	2009	2008
Assets

Current assets:
Cash and cash equivalents	$1,020,266	$1,735,746
Accounts receivable, trade (net of allowances of approximately $5,271,000 and $6,695,000 in 2008 and 2007)	6,227,798	11,633,033
Inventories (net of allowances of approximately $3,201,000 and $2,178,000 in 2008 and 2007)	5,297,422	6,368,912
Prepaid expenses and other current assets	1,701,791	2,423,879

Total current assets	14,247,277	22,161,570

Equipment and leasehold improvements, net	4,223,125	5,271,139

Other assets:
Deferred financing fees, net	—	4,954,277
Goodwill	28,061,999	28,061,999
Other intangible assets, net	29,137,104	34,870,000
Other	410,999	553,528

	57,610,102	68,439,804

Total assets	$76,080,504	$95,872,513

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise (pre-petition):
Revolving bank loan payable	$—	$4,400,000
Debtor in possession (DIP) financing	6,544,000	—
Accounts payable, trade	507,558	3,035,227
Accrued expenses	986,707	13,828,020
Long-term portion of notes payable, bank	—	189,505,819

Total Liabilities Not Subject to Compromise (pre-petition)	8,038,265	210,769,066

Liabilities Subject to Compromise (pre-petition):
Revolving bank loan payable	15,500,000	—
Notes payable, bank	195,793,583	—
Accrued interest	13,314,557	—
Accrued interest, related parties	994,746	—

Liabilities Subject to Compromise (pre-petition)	225,602,886	—

Liabilities Not Subject to Compromise (post-petition):
Accounts payable, trade	3,269,881	—
Accrued expenses	2,027,093	—

Liabilities Not Subject to Compromise (post-petition)	5,296,974	—

Stockholders’ deficit	(162,857,621)	(114,896,553)

Total liabilities and stockholders’ deficit	$76,080,504	$95,872,513

See accompanying notes.	1

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Unaudited Condensed Consolidated Statements of Operations

Nine Months Ended January 23, 2009 and January 25, 2008

	2009	2008
Net sales	$53,862,678	$60,692,466

Cost of goods sold	11,984,561	15,289,492

Gross profit	41,878,117	45,402,974

Operating expenses:
Selling, general and administrative expenses	50,231,422	55,414,753
Impairment losses	—	179,475,593
Professional fees	7,261,021	—

	57,492,443	234,890,346

Loss from operations	(15,614,326)	(189,487,372)

Financial income (expense):
Interest expense	(16,170,543)	(22,837,421)
Interest income	39,438	262,339

	(16,131,105)	(22,575,082)

Loss before reorganization items	(31,745,431)	(212,062,454)

Reorganization Items:
Professional fees	3,028,971	—
Interest expense (deferred financing fees)	3,787,949	—

	6,816,920	—

Loss before income taxes	(38,562,351)	(212,062,454)

Income tax expense	139,022	93,401

Net loss	$(38,701,373)	$(212,155,855)

See accompanying notes.	2

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Unadudited Condensed Consolidated Statements of Cash Flows

Nine Months Ended January 23, 2009 and January 25, 2008

	2009	2008
Operating activities
Net loss	$(38,701,373)	$(212,155,855)
Depreciation and amortization	5,942,793	10,238,688
Impairment losses	—	179,475,593
Payment in kind (PIK) interest	1,125,508	706,961
Amortization of deferred financing fees	4,751,432	999,734
Settlement amount from interest rate swap	4,699,570
Changes in
Accounts receivable, net	5,893,631	10,027,452
Inventories, net	(643,669)	(189,511)
Prepaid expenses and other current assets	604,033	(1,136,716)
Accounts payable, trade	(2,151,285)	(678,638)
Accrued interest payable	10,190,740	(103,464)
Accrued expenses	(5,200,409)	4,537,745

Net cash used in operating activities before reorganization items	(13,489,029)	(8,278,011)

Operating cash flows from reorganization items
Professional fees accrued for services rendered in connection with the Chapter 11 proceedings	3,028,971	—

Net cash provided by reorganization items	3,028,971	—

Investing activities
Purchases of equipment and leasehold improvements	(220,412)	(2,003,660)
Other assets	—	60,000

Net cash used in investing activities	(220,412)	(1,943,660)

Financing activities
Borrowings under DIP loan agreement	6,544,000	—
Proceeds from line of credit borrowings	—	4,400,000

Net cash provided by financing activities	6,544,000	4,400,000

Decrease in cash and cash equivalents	(4,136,470)	(5,821,671)

Cash and cash equivalents
Beginning of period	5,156,734	7,557,417

End of period	$1,020,264	$1,735,746

Supplemental disclosures of cash flow information
Interest paid	$5,016,320	$16,397,189

Income taxes paid	$151,397	$—

Supplemental schedule of noncash financing activities
Settlement amount from interest rate swap	$4,699,570	$—

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Notes to the Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended January 23, 2009 and January 25, 2008

Note 1 Nature of Operations and Significant Accounting Policies

Organization— RPG Investment Holdings, LLC (RPG Investments) was formed during 2005 and, on December 5, 2005, through its wholly owned subsidiary, RPG Holdings, Inc. (RPG Holdings) which was also formed during 2005, acquired all of the outstanding stock of Recycled Paper Greetings, Inc. (RPG, Inc.). Concurrent with the aforementioned acquisition, RPG, Inc. acquired the outstanding capital stock of Barnyard Industries, Inc. (Barnyard, an affiliate) and the membership interests owned by the former stockholders of RPG, Inc. in Internet Media International, L.L.C. (IMI). The reporting entity, RPG Holdings, Inc. and Subsidiary, is hereinafter referred to as the Company.

Nature of Operations— The Company is engaged in the design, distribution and sale of greeting cards, stationery and other novelty items to retailers located throughout the United States and Canada. General and administrative activities are conducted from leased office facilities in Chicago, Illinois and distribution activities are conducted from a leased warehouse located in University Park, Illinois.

Petition for Relief under Chapter 11— Pursuant to a petition and pre-packaged plan of reorganization filed on January 2, 2009, the Company filed for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court in the State of Delaware. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as Debtor-in-Possession (DIP). These claims are reflected in the accompanying January 23, 2009, balance sheet as “liabilities subject to compromise.”

During Chapter 11, the Company was provided with a Senior Secured Super-Priority DIP revolving credit facility of $10,000,000 by American Greetings Corporation (AGC). The revolving credit facility provides for interest on borrowings at Prime Rate plus 5.0 percent per annum or LIBOR plus 6.0 percent per annum. There were borrowings under this facility of $6,544,000 as of January 23, 2009 at an effective rate of 9.0 percent.

The Debtor received approval from the Bankruptcy Court to pay or otherwise honor certain of its prepetition obligations, including employee wages and some suppliers designated as critical to the Company’s operations.

On February 18, 2009, the Company filed a Disclosure Statement and a Joint Plan of Reorganization that was confirmed by the court in Delaware. The Company’s plan became effective on February 24, 2009 at which time the Company was acquired by American Greetings Corporation (AGC). See Note 9 for a more complete description of the reorganization plan.

Condensed Financial Information— The accompanying condensed consolidated financial statements of RPG Holdings, Inc. have been prepared in accordance with United States (U.S.) generally accepted accounting principles (GAAP) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. The financial information included herein reflects all adjustments (all of which are normal and recurring in nature) which are, in the opinion of management, necessary for a fair presentation of financial position and results of operations. Operating results for all periods presented are not necessarily indicative of the results that may be expected for the full year.

Principles of Consolidation and Basis of Presentation— The consolidated financial statements include the accounts of RPG Holdings and its wholly owned subsidiary, RPG, Inc., and accounts of RPG, Inc. include its wholly owned subsidiaries, Recycled Paper Greetings Canada, Inc., Barnyard and IMI. All significant intercompany accounts and transactions have been eliminated in consolidation.

Accounting Period—The Company’s financial reporting year is based upon a 52-53 week calendar ending on the last Friday in April. The accounting period covered in this financial report is the nine month period ended January 23, 2009 and January 25, 2008 (the Period). For the fore mentioned Period, both year’s consist of 39 weeks.

Use of Estimates— In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Operations—The financial statements of Recycled Paper Greetings Canada, Inc. are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders’ equity, and a weighted average exchange rate for each period for revenue and expenses. Translation adjustments are generally required to be recorded in accumulated other comprehensive income (loss) as the local currency of this entity is its functional currency. Adjustments resulting from translation as of and for the 2009 and 2008 Period were not significant.

Cash and Cash Equivalents— The Company defines cash as all highly liquid investments with an original maturity of three months or less. At certain times, the Company’s cash balances held in the United States exceed the amount insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses resulting from this concentration.

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Notes to the Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended January 23, 2009 and January 25, 2008

Note 1 Nature of Operations and Significant Accounting Policies, Continued

Revenue Recognition— Seasonal cards are generally sold with the right of return on unsold merchandise. In addition, the Company provides for estimated returns of these products when those sales to unrelated, third party retailers are recognized. These estimates are based on historical sales returns, the amount of current year sales and other known factors. Accrual rates utilized for establishing estimated return reserves have approximated actual returns experience. Everyday cards are generally sold without the right of return and sales credits are issued at the Company’s discretion for damaged, obsolete and outdated products.

Except for products sold to retailers with a scan-based trading (SBT) arrangement, sales are generally recognized by the Company upon shipment of products to unrelated, third party retailers.

For retailers with an SBT arrangement, the Company owns the product delivered to its retail customers until the product is sold by the retailer to the ultimate customer, at which point the Company recognizes revenue, for both seasonal and everyday products. When a retailer converts to an SBT arrangement, the Company reverses previous sales transactions. Legal ownership of the inventory at the retailer’s stores reverts back to the Company at the time of conversion. The timing and amount of the sales reversal depends on retailer inventory run rates and the estimated timing of the store conversions.

Shipping and Handling Costs—Amounts charged to customers for shipping and handling are included in net sales and the related costs are included in selling, general and administrative expenses (approximately $2,241,000 and $2,455,000 for the 2009 and 2008 Period, respectively).

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Notes to the Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended January 23, 2009 and January 25, 2008

Note 1 Nature of Operations and Significant Accounting Policies, Continued

Accounts Receivable and Credit Policies— The Company grants trade credit at various terms to its customers located throughout the United States and Canada. Credit limits and payment terms are established based on evaluations made on an ongoing basis throughout the year. Each customer is reviewed at least annually, with more frequent reviews being performed if necessary based on the customer’s financial condition, level of credit being extended, and timeliness of payments. Receivables are valued at management’s estimate of the amount that will be ultimately collected based on historical experience and analysis of specific accounts. Receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. The Company estimates the amount of receivables that will be uncollected due to bad debts, sales made with a right of return provision and credits to be issued for customer rebates and unsalable product.

Major Customers—For the nine months ended January 23, 2009 and January 25, 2008, sales to two unrelated customers approximated 39 percent of the Company’s net sales in each Period, with accounts receivable from such customers amounting to approximately 22 percent and 42 percent of total accounts receivable at January 23, 2009 and January 25, 2008, respectively.

Inventories—Inventories, which consist primarily of finished goods, are stated at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

Equipment and Leasehold Improvements— Equipment and leasehold improvements are recorded at cost. Provisions for depreciation and amortization are computed under both straight-line and accelerated methods for financial reporting purposes, based on the respective estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the improvements. The cost of assets retired or otherwise disposed of and the accumulated depreciation and amortization thereon are removed from the accounts with gain or loss realized upon sale or disposal charged to the consolidated statement of operations. Significant improvements and betterments are capitalized while repairs and maintenance are expensed in the period incurred.

Deferred Financing Fees— Deferred financing fees are carried at cost, net of accumulated amortization, and are amortized as interest expense on a basis which approximates the effective interest rate over the term of the debt.

Intangible Assets and Goodwill— Intangible assets subject to amortization consist of artist agreements, customer relationships, completed technology and non-compete agreements. Such intangible assets are amortized on a straight-line basis over their estimated useful lives, which are generally three to ten years.

Intangible assets whose lives are deemed to be indefinite consist of the Company’s trademarks/tradenames and goodwill.

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Notes to the Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended January 23, 2009 and January 25, 2008

Note 1 Nature of Operations and Significant Accounting Policies, Continued

Relating to goodwill, the Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS 142), under which goodwill is not amortized but is tested annually for impairment. It is the Company’s policy to perform impairment testing annually on February 28. Goodwill recorded at January 25, 2008, resulted from the purchase of RPG Holdings, Inc. and Subsidiary. See Notes 4 and 5 for further impairment disclosure.

In accordance with Financial Accounting Standard Board (FASB) Statement No. 144, Accounting for the Impairment of Long-Lived Assets (FASB 144), it is the Company’s policy to assess whether impairment indicators exist for its property and equipment and intangible assets. If impairment indicators are present, the Company determines whether the total undiscounted future cash flows from the asset in question are less than the carrying amount of the asset and, if less, recognize an impairment loss equal to the excess of the carrying amounts of the asset in question over its fair value.

Income Taxes— The Company has elected to be taxed as a C corporation and, accordingly, accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires that deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets may be reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date on enactment.

Derivative Instruments— The Company accounts for derivative instruments under the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 requires all derivatives to be recognized as assets or liabilities on the balance sheet and measured at fair value. Changes in the fair value of derivatives are either recognized in income or accumulated other comprehensive income (loss), depending on the designated purpose of the derivative.

Advertising and Promotion—All costs associated with advertising and promotion are charged to expense as incurred.

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Notes to the Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended January 23, 2009 and January 25, 2008

Note 1 Nature of Operations and Significant Accounting Policies, Continued

Fair Value of Financial Instruments— The Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable and notes payable. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values based on their short-term nature. The fair value of notes payable amounted to approximately $114,080,000 (at a carrying value of approximately $221,294,000) at January 23, 2009. The carrying amount significantly exceeded its fair value at January 23, 2009 due to the tighter U.S. credit markets and the credit crisis of the Company. The fair value of the Company’s interest rate swaps (used for purposes other than trading) is the estimated amount the Company would pay to terminate these agreements at the reporting date, taking into account current interest rates and the creditworthiness of the counterparty for assets and creditworthiness of the Company for liabilities.

Recent Accounting Pronouncements— In April 2008, the FASB issued FASB Staff Position FAS 142-3, Determination of the Useful Life of an Intangible Asset (FSP 142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognizable intangible asset under SFAS 142. The intent of FSP 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under other generally accepted accounting principles in the United States of America. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The guidance for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after the effective date. Certain disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS 162). The new standard is intended to improve financial reporting by identifying a consistent framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with Accounting Principles Generally Accepted in the United States of America for nongovernmental entities. SFAS 162 became effective on November 15, 2008. The adoption of SFAS 162 did not have a significant impact on our consolidated financial statements.

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Notes to the Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended January 23, 2009 and January 25, 2008

Note 2 Liabilities Subject to Compromise

Liabilities subject to compromise as of January 23, 2009 consist of the following:

Revolving bank loan payable	$15,500,000
Notes payable, bank	195,793,583
Accrued interest	13,314,557
Accrued interest, related parties	994,746

$225,602,886

Note 3 Goodwill

SFAS 142 prescribes a periodic impairment test of goodwill, which the Company completed as of February 28, 2008, and determined that a portion of the value of its goodwill was impaired as of January 25, 2008. Accordingly, the Company recorded a non-cash charge amounting to approximately $122,870,000 as of January 25, 2008 (included in impairment losses in the accompanying statements of operations), as an impairment to goodwill. This amount was determined based on a valuation of the Company as of February 28, 2008, using projections of future discounted cash flows.

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Notes to the Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended January 23, 2009 and January 25, 2008

Note 4 Other Intangible Assets

Other intangible assets at January 23, 2009 and January 25, 2008 consist of:

	2009	2008	Estimated Useful Lives
Artist agreements	$23,690,000	$23,690,000	7 years
Trademarks/tradenames	5,830,000	5,830,000	Indefinite
Customer relationships	4,840,000	4,840,000	4-10 years
Completed technology	510,000	510,000	7 years

	34,870,000	34,870,000
Accumulated amortization	(5,732,896)	—

	$29,137,104	$34,870,000

During 2008, among other factors, the Company was negatively affected by growth restrictions resulting from contract barriers, performance lagging expectations for some of the Company’s larger customers and competition intensifying beyond management’s initial estimates. Accordingly, the Company evaluated the ongoing value of the other intangible assets. Based on this evaluation, the Company determined that assets with a total carrying amount of approximately $91,476,000 were impaired and wrote them down by approximately $56,606,000 (included in impairment losses in the accompanying statements of operations) to their estimated fair value. The artist agreements, trademarks/tradenames, customer relationships, completed technology and noncompete agreements were impaired by approximately $4,896,000, $28,460,000, $17,600,000, $5,428,000 and $222,000, respectively. The estimated fair value was based on estimated cash flows to be generated by the Company, discounted at a market rate of interest. The fair value was recorded as of January 25, 2008 (at which date the respective costs were reset).

Amortization expense charged to operations for the Period ended January 23, 2009 and January 25, 2008 amounted to approximately $4,300,000 and $7,426,000, respectively. No amortization expense is being recorded for trademarks/tradenames (impairment loss for 2008 amounted to approximately $28,460,000).

Estimated amortization expense for future years is as follows:

2009	$1,433,000
2010	5,733,000
2011	5,733,000
2012	5,733,000
2013	3,647,000
2014 and thereafter	1,028,000

$23,307,000

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Notes to the Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended January 23, 2009 and January 25, 2008

Note 5 Notes Payable

Notes payable at January 23, 2009 and January 25, 2008 consist of:

	2009	2008
Borrowings from Credit Suisse, Cayman Island Branch (CS - see below):
Term loan pursuant to First Lien Credit Agreement	$113,949,570	$109,250,000
Term loan pursuant to Second Lien Credit Agreement	81,844,013	80,255,819

	195,793,583	189,505,819
Current portion	(195,793,583)	(189,505,819)

	$—	$—

On December 5, 2005, the Company entered into two credit agreements (as most recently amended April 27, 2007) with CS which provide for aggregate maximum borrowings of $217,000,000 in the form of a revolving credit facility of up to $20,000,000 and term loan borrowings of $197,000,000. Term loan borrowings of $120,000,000 and $77,000,000 were made pursuant to a First Lien Credit Agreement (Term Loan 1) and Second Lien Credit Agreement (Term Loan 2), respectively.

The revolving credit facility, which matures on December 5, 2010, provides for interest on borrowings at either the alternate base rate (ABR, 5.25 percent at April 25, 2008) plus 2.50 percent per annum or adjusted LIBOR rate (LIBOR, 4.42 percent at April 25, 2008) plus 3.50 percent per annum, as defined in the agreement. There were borrowings of $15,500,000 and $4,400,000 under this facility at January 23, 2009 and January 25, 2008, respectively.

On October 31, 2008, the Company defaulted on an interest rate swap agreement payment. As a result, the contract was terminated on November 8, 2008 and the settled amount per the contract of $4,699,570 was added to the Term Loan 1.

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Notes to the Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended January 23, 2009 and January 25, 2008

Note 5 Notes Payable, Continued

Term Loan 1 borrowings (pursuant to the April 27, 2007 amendment) are to be repaid in quarterly installments of principal (commencing March 31, 2009, ranging from $500,000 to $3,750,000 per quarter) and interest (at either the ABR plus 2.50 percent or LIBOR plus 3.50 percent per annum), with the final balance due on December 5, 2011. The effective interest rate on this note was 8.00 percent and 8.71 percent at January 23, 2009 and January 25, 2008, respectively.

Term Loan 2 borrowings and unpaid interest (pursuant to the April 27, 2007 amendment) are due December 5, 2012, with interest payable quarterly. Such borrowings bear interest (at either the ABR rate plus 8.0 percent per annum or adjusted LIBOR rate plus 9.0 percent per annum), as defined in the agreement, with 1.0 percent payment-in-kind (PIK) interest, payable at maturity. The PIK interest amounted to $1,125,508 and $706,961 for the 2009 and 2008 Period, respectively, which amounts served to increase the Term Loan 2 at January 23, 2009 and January 25, 2008. The effective interest rate on this note was 13.50 percent and 14.21 percent at January 23, 2009 and January 25, 2008, respectively.

On December 30, 2008, the Company was provided with a Senior Secured Super-Priority DIP revolving credit facility (DIP financing) up to $10,000,000 by AGC. The DIP financing provides for interest on borrowings at Prime Rate plus 5.0 percent per annum or LIBOR plus 6.0 percent per annum. There were borrowings under this DIP financing facility of $6,544,000 as of January 23, 2009 at an effective rate of 9.0 percent.

The agreements with CS contain, among other covenants, provisions setting forth requirements for interest coverage, leverage, first lien leverage, second lien leverage and fixed charge coverage ratios. Borrowings under the CS agreements are secured by all assets of the Company. As of January 25, 2008, the Company was in violation of all financial covenants for which they did not receive waivers for such noncompliance. As a result, the Term Loan 1 and Term Loan 2 borrowings have been presented as current, on the unaudited consolidated balance sheet, at January 23, 2009 and January 25, 2008.

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Notes to the Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended January 23, 2009 and January 25, 2008

Note 6 Income Taxes

The provision for income taxes for the nine months ended January 23, 2009 and January 25, 2008 consisted solely of state taxes.

The Company’s net deferred tax position at January 23, 2009 and January 25, 2008 was as follows:

	2009	2008
Gross deferred tax assets	$112,676,000	$92,202,000
Valuation allowance	(112,078,000)	(91,516,000)

	598,000	686,000
Gross deferred tax liabilities	(598,000)	(686,000)

	$—	$—

Note 7 Commitments, Contingencies and Related-Party Transactions

There is an amount payable for professional services of approximately $1,738,000 contingent upon the purchase of RPG Holdings, Inc. by AGC. AGC committed to paying this amount post acquisition.

The Company is a defendant in legal proceedings arising in the ordinary course of business and is subject to unasserted claims. Although the outcome of these proceedings cannot be determined, it is the opinion of management, based on consultation with legal counsel, that any amounts payable upon resolution of these matters will not have a material impact on the consolidated financial statements.

Management and administrative expenses incurred related to entities affiliated through common ownership amounted to approximately $665,000 and $679,000 during the 2009 and 2008 Period, respectively, of which approximately $995,000 and $257,000 is included on the accompanying unaudited consolidated balance sheets in accrued expenses at January 23, 2009 and January 25, 2008, respectively.

RPG Holdings, Inc. and Subsidiary

Debtor-In-Possession

Notes to the Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended January 23, 2009 and January 25, 2008

Note 8 Reorganization Items

During 2009, the Company incurred approximately $3,029,000 of professional fees and other expenses related to its Chapter 11 restructuring. The professional fees were primarily legal charges and costs related to financial advisors. Prior to reorganization, the Company incurred approximately $7,260,000 of professional fees related to negotiations with its first and second lien holders and their attorneys.

Note 9 Subsequent Events and Management’s Plans and Intentions

During 2008, the Company entered into negotiations with the first lien creditors, the largest of which was AGC, and the second lien creditors to develop a strategy to remedy the breach of Term Loan 1 and Term Loan 2. On December 30, 2008, the Company announced a definitive agreement amongst the parties whereby AGC would acquire the Company as part of a pre-packaged Chapter 11 reorganization. On January 2, 2009, the Company filed a Debtors Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code in United States Bankruptcy Court in the State of Delaware.

Under the terms of the agreement, AGC purchased from various parties all of the Company’s then outstanding first and second lien debt, totaling $113,949,570 and $81,844,013, respectively plus the revolving credit facility of $15,500,000 and accrued interest of $13,314,557. The Company then issued new shares of RPG Holdings Capital Stock to AGC in exchange for the cancellation of all claims, principle and accrued interest, related to the first and second lien debt. In addition, all previously issued equity interests of RPG Holdings were cancelled and extinguished. No other liabilities of the Company were compromised. The agreement also provided for AGC to provide up to $10,000,000 DIP financing during the period that the Company was operating in bankruptcy.

On February 18, 2009, the Bankruptcy Court approved the reorganization plan and the transaction closed on February 24, 2009.